                                                              EXHIBIT 23.02

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm include in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

January 16, 1997

Boston, Massachusetts